                                                                    EXHIBIT 99.1

                               MESSAGEMEDIA, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                           , 2001
          (SOLICITED BY THE BOARD OF DIRECTORS OF MESSAGEMEDIA, INC.)

The undersigned stockholder of MessageMedia, Inc. hereby appoints A. Laurence Jones and William E. Buchholz, and each of them, with full power of substitution, as attorneys and proxies of the undersigned, to vote all the shares of MessageMedia, Inc. capital stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of MessageMedia, Inc., to be held at
9:00 a.m., local time, on     , 2001, at 371 Centennial Parkway, Louisville,
Colorado 80027, and at any and all adjournments and postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions:

1. ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, AS AMENDED (THE 'MERGER AGREEMENT'), AMONG DOUBLECLICK INC., ATLAS ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF DOUBLECLICK INC., AND MESSAGEMEDIA, INC., UNDER WHICH EACH OUTSTANDING SHARE OF MESSAGEMEDIA COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE 0.0436 OF A SHARE OF DOUBLECLICK COMMON STOCK AND MESSAGEMEDIA WILL MERGE WITH AND INTO DOUBLECLICK

      [ ]   FOR              [ ]   AGAINST             [ ]   ABSTAIN

2. GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING OF STOCKHOLDERS TO SOLICIT ADDITIONAL VOTES FOR ADOPTION OF THE MERGER AGREEMENT

      [ ]   FOR              [ ]   AGAINST             [ ]   ABSTAIN

3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS
      [ ]   FOR              [ ]   AGAINST             [ ]   ABSTAIN

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.

                                      ------------------------------------------
                                      Name(s) of Stockholder

                                      ------------------------------------------
                                      Signature(s) of Stockholder

   Dated:          , 2001